Proprietary information. © 2023 Sallie Mae Bank. All rights reserved. 2023 RBC Capital Markets Financial Institutions Conference Steve McGarry, EVP and CFO March 8, 2023 Exhibit 99.1

Forward-Looking Statements and Disclaimer Cautionary Note Regarding Forward-Looking Statements The following information is current as of February 1, 2023 (unless otherwise noted) and should be read in connection with the press release of SLM Corporation (the “Company”) announcing its financial results for the quarter and full year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) on February 1, 2023, and subsequent reports filed with the SEC. This Presentation contains “forward-looking” statements and information based on management’s current expectations as of the date of this Presentation. Statements that are not historical facts, including statements about the Company’s beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the Company’s business, results of operations, financial condition, and/or cash flows; the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the Company’s Board of Directors, and based on an evaluation of the Company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the Company’s 2023 guidance; the Company’s three-year horizon outlook; the Company’s expectation and ability to execute loan sales and share repurchases; the Company’s projections regarding originations, net charge-offs, non- interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2022 (filed with the SEC on Feb. 23, 2023) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of the Company’s allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the Company or any subsidiary is a party; credit risk associated with the Company’s (or any subsidiary's) exposure to third parties, including counterparties to the Company’s (or any subsidiary's) derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The Company could also be affected by, among other things: changes in its funding costs and availability; reductions to its credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of its operating systems or infrastructure, including those of third-party vendors; damage to its reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on the Company’s business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of earning assets versus funding arrangements; rates of prepayments on the loans owned by the Company and its subsidiaries; changes in general economic conditions and the Company’s ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of the Company’s consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this Presentation are qualified by these cautionary statements and are made only as of the date of this Presentation. The Company does not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in its expectations. The Company reports financial results on a GAAP basis and also provides certain non-GAAP “Core Earnings” performance measures. The difference between the Company’s non-GAAP “Core Earnings” and GAAP results for the periods presented were the unrealized, mark-to-fair value gains/losses on derivative contracts (excluding current period accruals on the derivative instruments), net of tax. These are recognized in GAAP, but not in non-GAAP “Core Earnings” results. The Company provides non-GAAP “Core Earnings” because it is one of several measures management uses when making management decisions regarding the Company’s performance and the allocation of corporate resources. The Company’s non-GAAP “Core Earnings” is not a defined term within GAAP and may not be comparable to similarly titled measures reported by other companies. For additional information, see the “Non-GAAP ’Core Earnings’ to GAAP Reconciliation” table in this Presentation for a complete reconciliation between GAAP net income and non-GAAP “Core Earnings”. 2

Sallie Mae is an Outstanding Franchise Sallie Mae is the market-leading brand for private education loans driven by brand recognition, rigorous underwriting methodology and industry-leading customer service. Top ranked and highly recognized brand Industry leading and award-winning technologies Well funded with sufficient liquidity, capital, and loan loss reserves 57% Market share of private education loan originations1 25% Return on Common Equity 86% Annual Cosigner Rate 747 Average FICO at Approval 2.55% Annual Net Charge- offs * Full year 2022 Metrics, unless otherwise noted. 2,100+ actively managed university relationships across the U.S. Largest salesforce in the industry Appears on 96% of preferred lender lists 5-6% Annual Private Education Loan Originations Growth projected in 20233 3

Revenue • GAAP Net Loss attributable to common stock of $81 million in Q4 2022 driven by reserve build and mark-down of non-marketable equity security, compared to Net Income attributable to common stock of $305 million in Q4 2021. • Full-year 2022 GAAP Net Income attributable to common stock of $460 million vs. $1.16 billion in 2021. • Q4 2022 GAAP loss per common share of ($0.33) vs. diluted earnings of $1.04 in Q4 2021. Full-year 2022 GAAP diluted earnings per common share was $1.76, which is a 51% decrease from the $3.61 in 2021. • Net Interest Margin for full-year 2022 increased 50 basis points, from 4.81% in 2021 to 5.31% in 2022. Total Operating Expenses • Total operating expenses of $138 million in Q4 2022, which is 10% higher than the year ago quarter. • Total operating expenses for full-year 2022 were $551 million, which is 6% higher than full-year 2021. Credit Performance • Full-year 2022 net charge-offs for Private Education loans totaled $386 million. • While we have seen improving performance in many of the transient factors discussed previously, we expect some of these impacts to persist into 2023 and 2024. Q4 and Full Year 2022 Highlights 4

Private Education Loan Originations13 Actual$5,315 $5,625 $5,321 $5,423 $5,975 $1,000 $0 $2,000 $3,000 $4,000 $5,000 $6,000 $ in m ill io ns 6% (5%) 2% 10% Strong Origination Season Full-year 2022 originations at approximately $6 billion, 10% higher than the year- ago period and the highest over the previous 5-year period. Underclassmen originations, typically with a higher lifetime value to the company, experienced a 15% increase from 2021. 2018 2019 2020 2021 2022 Q4 2022 Q4 2021 87% 87% 86% 86% 86% 82% 83% 57% 58% 60% 59% 57% 58% 59% % Cosigned % In School Payment Average FICO at Approval 6 746 746 749 750 747 747 749 5

Capital Return • Paid common stock dividend of $0.11 per share in Q4 2022. • Sallie Mae Bank remains well capitalized with 14.2% Total risk-based capital ratio and CET1 ratio of 12.9%. • In the fourth quarter of 2022, we continued our capital return strategy by repurchasing 10 million shares at an average price of $16.25 per share. • During full-year 2022, 40 million shares were repurchased, which is a 14% decrease in shares outstanding since the beginning of 2022. • $581 million of capacity remaining under our 2022 Share Repurchase Program authorization at Jan. 31, 2023 (which expires in Jan. 2024). Capital Allocation & Return Over the Last 2 Years, Sallie Mae Has Pursued a Simple Yet Powerful Strategy 6

Higher Education Value Proposition Remains Attractive[4]


Federal Loans
$79B
Private
Education Loans
$11B
Other
$12B
Grants
$140B
Total
$483B
Family
Contribution
$241B

Higher Education Spend
(Academic Year 2021-2022)

Expanding Addressable Market

- Private Education Loans represent 2-3% of the overall spend in higher education annually.
- Total spend on higher education grows ~2% annually, while Sallie Mae Private Education Loans growth expanded from 4% - 10% from 2021 to 2022, increasing private education loan market share by 200bps.

Strong Strategic Execution

- Over the past 8 years, the 25–29-year-old population with a Bachelors Degree or higher has increased an average of 0.6% per year.[15]
- 55% of students graduated with student loans in AY 2020-2021[14]
- Of the 55% of bachelor's degree recipients that graduated with student loans, the average debt amount was $29,400. [14]

Higher Education is Valuable

- The median income of recent college graduates was $52,000 in 2021, 73% higher than the median income of people with high school diploma only.[16]

7

Loans $18.0B Variable 45%Fixed 55% Interest Only 19% Fixed Pay 33% Deferred 48% Customer FICO at Original Approval6 780+ 28% 740 - 780 23% 700-739 26% <700 23% Weighted Average FICO: 743 High Quality Private Education Loan Portfolio Smart Option Payment Type Portfolio by Originations Vintage Portfolio Interest Rate Type Pre 2014 4%2014 4% 2015 6% 2016 6% 2017 7% 2018 8% 2019 10% 2020 12% 2021 22% 2022 21% Weighted Average Age: ~3.3 yrs As of 12/31/22 8

Conservative Funding Optimizes Net Interest Margin Retail MMDA & CD 23% As of 12/31/22 9 Retail H.S.A. & 529 17% Brokered Fixed 25% Brokered Variable 15% Secured Debt 20% Deposits $21.4B Secured Debt $4.2B

10 P&I Cohort Default Trends • January and February 2023 collections performance exceeded our expectations and demonstrates improvement from December 2022. Entry to delinquency rate in January 2023 was the lowest in nine months, and the roll to default rate the lowest in a year • The annualized net charge-off rate through February of 2023 is 2.17%, lower than the full-year 2022 default rate of 2.55% and the Q4 2022 annualized net charge-off rate of 3.15% • Based on regularly published P&I Cohort data, we believe the portfolio is tracking to expected Cumulative Defaults January & February 2023 Highlights as of 2/28/23 Please see page 20 for a description and explanation of the data and calculations underlying these charts. Data as of December 31, 2022. All loans covered are serviced by Sallie Mae Bank, regardless of whether the loans were included in an ABS trust.

Simple But Powerful Investment Thesis Attractive Earnings Profile • Consistent earnings expansion is driven by top line growth and efficiency • Sallie Mae is the leader in the private education loan market Manageable Risk • Well-proven and disciplined underwriting model leveraging data and experience through the last recession • Despite headlines on student lending and federal student loan performance, we are well equipped to manage the perceived political risk to our business Disciplined Capital • Core loan product generates very attractive ROEs Allocation • Utilizing a hybrid hold/sell model to create capital that can be used to buy back undervalued stock 11

Clear Strategy to Prove this Investment Thesis Maximize the profitability and growth of our core business 3. Better inform the external narrative about private student lending and Sallie Mae 2. Maximize the value of our brand and attractive customer base 4. Maintain a rigorous and predictable capital allocation and return program to create shareholder value 1. 12 Strategic Imperatives:

Maximize the Profitability and Growth of the Core Business Maximize Revenue Manage Unit Costs Drive penetration at all schools Increase market share by fully meeting student funding needs Enhanced risk-adjusted pricing and underwriting Improved marketing, digital, and data capabilities Strong fixed cost discipline Drive towards reducing both the unit cost of servicing and the unit cost of acquisitions Improved third-party vendor cost management 13

Optimize the Value of the Brand and Attractive Client Base What We Do Build products and services that leverage our customer affiliation Ensure products and services are consistent with our core mission and drive customer value We know our customers’ finances, payment patterns and indebtedness We have the relationships and knowledge to assist our customers with their next step: post-graduation plans, jobs, future financial needs We are there for our customers during and after their important transition to adulthood 2M Borrowers and cosigners Graduates who benefit from the investment5 91% Customers complete their program5 $52,600 Average annual compensation 31% Own a home ~698 Self-reported FICO score Prioritize partnerships and other capital efficient avenues of growth Look for opportunities to optimize ROI 14

Maintain Rigorous Capital Allocation and Return Program Share Repurchase • Since January 1, 2020, we have repurchased 44% of common shares outstanding at that time. • During 2022, 40 million common shares were repurchased, which is a 14% decrease in shares outstanding since the beginning of 2022. • $581 million of capacity remaining under our 2022 Share Repurchase Program authorization at Jan. 31, 2023 (which expires in Jan. 2024). Quarterly Common Stock Dividend • Paid $0.11 quarterly common stock dividend in Q4 2022 • Expect to continue to pay dividend, subject to Board approval3,18 Invest in High ROE Growth • Continue to focus on high-quality Private Education Loan originations, including deeper penetration of graduate school market • Build other sources of revenue and capital in expense-efficient ways Embracing a Hybrid Hold / Sell Loan Model3 • Expect to sell assets to optimize growth in required capital • The expected result is a balance sheet that will remain relatively flat despite loan sales • $3B in Private Education Loan sales completed in 2022, which enabled additional return of excess capital to shareholders 15

Sallie Mae is an ESG Company Committed to an Ethical & Diverse Workplace • Board of Directors composition is 1/3 women, has been recognized by 50/50 Women On Boards as a company with a 3+ Board rating • Appointed the first woman to serve as chair of Board of Directors in 2020 • Committed to best-in-class governance practices • Employee population: 57% female; 45% self-identify as a minority • A+ rating from the Better Business Bureau each year since 2015 Building Strong Communities • Since 2014, The Sallie Mae Fund has contributed more than $6.6 million to address barriers to higher education and support our communities • In 2022, our team members more than doubled their volunteer time in 2021, delivering more than 1,900 hours of service and donated more than $69,000 through the company’s Mae-A-Difference 365 volunteer and matching gift program • Sallie Mae Bank made nearly $71 million in new investments to support low- and -moderate income housing and affordable housing projects in Utah in 2022 • The Sallie Mae Fund, in partnership with Thurgood Marshall College Fund, awarded 600 scholarships since the beginning of 2021 – collectively totaling $1.9 million – to help minority and other marginalized students access and complete their post-secondary education, and help pay for graduate school Serving our Customers • Helped more than 1.8 million students and families finance higher education since 2014 • Policies help to ensure that 9 in 10 of our loans in repayment are being paid back on time and less than 3% defaulted in 2022 • Developed and promoted relief options – including postponing payments – for those customers impacted by COVID-19 Providing Financial Education & Assistance • Free Scholarship Search tool listing 6 million scholarships worth more than $30 billion • Committing $4.5 million over 3 years to promote diversity in higher education and advance social justice • In 2022, provided $1.8 million in scholarships and charitable giving 16

Quarterly Financial Highlights

	Q4 2022	Q3 2022	Q4 2021
Income Statement ($ Millions)			
Total interest income	$584	$520	$458
Total interest expense	202	150	91
Net Interest Income	381	370	367
Less: provisions for credit losses	297	208	(15)
Total non-interest income (loss)	(41)	95	153
Total non-interest expenses	140	152	125
Income tax expense (benefit)	(19)	30	104
Net Income (Loss)	(77)	75	306
Preferred stock dividends	3	2	1
Net income (loss) attributable to common stock	(81)	73	305
Non-GAAP "Core Earnings" adjustments to GAAP[7]	-	-	1
Non-GAAP "Core Earnings" net income (loss) attributable to common stock[7]	(81)	73	306
Ending Balances ($ Millions)			
Private Education Loans held for investment, net	$19,020	$18,981	$19,625
FFELP Loans held for investment, net	607	641	693
Credit Cards held for investment, net	-	-	23
Deposits	$21,448	$21,277	$20,828
Brokered	9,877	10,232	10,123
Retail and other	11,571	11,045	10,705

	Q4 2022	Q3 2022	Q4 2021
Key Performance Metrics			
Net Interest Margin	5.37%	5.27%	5.13%
Yield—Total Interest-earning assets	8.21%	7.42%	6.40%
Private Education Loans	10.12%	9.43%	8.31%
Credit Cards	7.54%	4.77%	4.12%
Cost of Funds	3.00%	2.27%	1.36%
Return on Assets ("ROA")[8]	(1.1%)	1.0%	4.2%
Non-GAAP "Core Earnings" ROA[9]	(1.1%)	1.0%	4.2%
Return on Common Equity ("ROCE")[10]	(18.8%)	16.7%	62.3%
Non-GAAP "Core Earnings" ROCE[11]	(18.8%)	16.7%	62.6%
Per Common Share			
GAAP diluted earnings (loss) per common share	($0.33)	$0.29	$1.04
Non-GAAP "Core Earnings" diluted earnings (loss) per common share[7]	($0.33)	$0.29	$1.05
Average common and common equivalent shares outstanding (millions)	245	254	293

17

2022 2021 Key Performance Metrics Net Interest Margin 5.31% 4.81% Yield—Total Interest-earning assets 7.24% 6.13% Private Education Loans 9.14% 8.25% Credit Cards 5.10% 4.67% Cost of Funds 2.05% 1.42% Return on Assets (“ROA”)(8) 1.6% 3.9% Non-GAAP “Core Earnings” ROA(9) 1.6% 4.0% Return on Common Equity (“ROCE”)(10) 25.4% 53.9% Non-GAAP “Core Earnings” ROCE(11) 25.4% 54.7% Per Common Share GAAP diluted earnings per common share $1.76 $3.61 Non-GAAP “Core Earnings” diluted earnings per common share(7) $1.76 $3.67 Average common and common equivalent shares outstanding (millions) 262 320 18 Annual Financial Highlights 2022 2021 Income Statement ($ Millions) Total interest income $2,032 $1,777 Total interest expense 543 382 Net Interest Income 1,489 1,395 Less: provisions for credit losses 633 (33) Total non-interest income 335 632 Total non-interest expenses 559 520 Income tax expense 162 380 Net Income 469 1,161 Preferred stock dividends 9 5 Net income attributable to common stock 460 1,156 Non-GAAP “Core Earnings” adjustments to GAAP(7) - 18 Non-GAAP “Core Earnings” net income attributable to common stock(7) 460 1,173 Ending Balances ($ Millions) Private Education Loans held for investment, net $19,020 $19,625 FFELP Loans held for investment, net 607 693 Credit Cards held for investment, net - 23 Deposits $21,448 $20,828 Brokered 9,877 10,123 Retail and other 11,571 10,705

Non-GAAP “Core Earnings” to GAAP Reconciliation (7) (12) 19

Smart Option Loan Program Cohort Default Triangles 20 Terms and calculations used in the cohort default triangles are defined below:  First P&I Repayment Period – The first month during which a borrower is required to make a full principal and interest payment on a loan. This date is static. Once a loan enters P&I repayment, the date is locked in and does not change. This refinement to the methodology was made in 2021 Q2.  P&I Repayment Vintage – The calendar year of a loan’s First P&I Repayment Period.  Disbursed Principal Entering P&I Repayment – The total amount of disbursed loan principal in a P&I Repayment Vintage, excluding any interest capitalization.  Reported Default Data – o For loans that default after their First P&I Repayment Period: Loans enter a particular annual P&I Repayment Vintage at different times during the P&I Repayment Vintage year. Default data is not reported for loans in a particular annual P&I Repayment Vintage until the First P&I Repayment Period has occurred for all loans in that annual P&I Repayment Vintage. Once reporting starts, data reflects defaults that occurred in a particular period through the number of months since December 31 of that annual P&I Repayment Vintage year. For example, in the relevant charts and tables included in this presentation as of December 31, 2022: (i) default data reported for loans in the 2021 P&I Repayment Vintage represents defaults occurring during the first 12 months after a loan’s First P&I Repayment Period regardless of the month in 2021 during which the first full principal and interest payment for that loan became due; and (ii) default data for loans in the 2020 P&I Repayment Vintage represents defaults occurring during the first 24 months after a loan’s First P&I Repayment Period regardless of the month in 2020 during which the first full principal and interest payment for that loan became due. o For loans that default prior to their First P&I Repayment Period: Loans defaulting prior to their First P&I Repayment Period are included in the P&I Repayment Vintage corresponding to the calendar year in which the default occurs and are aggregated and reported in Year 0 of that P&I Repayment Vintage in the relevant charts and tables. For example: (a) if a loan’s First P&I Repayment Period was scheduled for 2021, but the loan defaulted in 2020, the default amount is reflected in Year 0 of the 2020 P&I Repayment Vintage; and (b) if a loan’s First P&I Repayment Period occurred in 2022, but the loan defaulted in 2021 before that First P&I Repayment Period, the default amount is reflected in Year 0 of the 2021 P&I Repayment Vintage. o For loans that pay off prior to their First P&I Repayment Period: Loans paid off prior to their First P&I Repayment Period are included in the Disbursed Principal Entering P&I Repayment of the P&I Repayment Vintage corresponding to the calendar year in which the payoff occurs.  Periodic Defaults – For any loan in a particular P&I Repayment Vintage, the defaulted principal and interest is reflected in the year corresponding to the number of years since the First P&I Repayment Period for that loan.  Cumulative Defaults – At any time for a particular P&I Repayment Vintage, the cumulative sum of Periodic Defaults for that vintage. o Defaulted principal includes any interest capitalization that occurred prior to default o Defaulted principal is not reduced by any amounts recovered after the loan defaulted o Because the numerator includes capitalized interest while the denominator (i.e., Disbursed Principal Entering P&I Repayment) does not, default rates are higher than they would be if the numerator and denominator both included capitalized interest Note: Historical trends suggested by the cohort default triangles may not be indicative of future performance.

21 Footnotes 1. Source: Enterval CBA Report as of September 2022. 2. N/A 3. The information on this page constitutes forward-looking statements. See page 2 of this Presentation for a cautionary note regarding forward-looking statements. Source: Total post-secondary education spending is estimated by Sallie Mae determining the full-time equivalents for both graduates and undergraduates and multiplying by the estimated total per person cost of attendance for each school type. In doing so, we utilize information from the U.S. Department of Education, National Center for Education Statistics, Projections of Education Statistics to 2027 (NCES 2020, October 2020), The Integrated Postsecondary Education Data System (IPEDS), College Board -Trends in Student Aid 2022. © 2022 The College Board, www.collegeboard.org, College Board -Trends in Student Pricing 2022. © 2022 The College Board, www.collegeboard.org, National Student Clearinghouse - Term Enrollment Estimates, and Company analysis. 2021 Private Education Loan market assumptions use The College Board-Trends in Student Aid 2021 © 2021 trends and College Board-Trends in Student Aid 2021 © 2021 data. Other sources for these data points also exist publicly and may vary from our computed estimates. NCES, IPEDS, and College Board restate their data annually, which may cause previous reports to vary. We have also recalculated figures in our Company analysis to standardize all costs of attendance to dollars not adjusted for inflation. This has a minimal impact on historically-stated numbers. 4. 5. Source: Sallie Mae sponsored research among repayment borrowers under age 35; December 2018 and March 2019; all data, except the % who completed their program, is based on borrowers who have earned at least a Bachelor's degree.; % who completed their program is the number of borrowers in repayment who self reported completion of their program. 6. Represents the higher credit score of the cosigner or the borrower. 7. Derivative Accounting: we provide non-GAAP “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. Non-GAAP “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0. Management believes the Company’s derivatives are effective economic hedges, and, as such, they are a critical element of the Company’s interest rate risk management strategy. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly tilted measures reported by other companies. See page 19 for a reconciliation of GAAP and “Core Earnings.” 8. We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income numerator (annualized) to (b) the GAAP total average assets denominator. 9. We calculate and report our non-GAAP “Core Earnings” Return on Assets (“Core Earnings ROA”) as the ratio of (a) non-GAAP “Core Earnings” net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator. 10. We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income (loss) attributable to SLM Corporation common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock. 11. We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“Core Earnings ROCE”) as the ratio of (a) non-GAAP “Core Earnings” net income (loss) attributable to SLM Corporation common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock. 12. Non-GAAP “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank where the derivative instruments are held. 13. Originations represent loans that were funded or acquired during the period presented. 14. Source: https://research.collegeboard.org/trends/student-aid 15. Source: National Center for Education Statistics: https://nces.ed.gov/programs/digest/d22/tables/dt22_104.20.asp 16. Source: Federal Reserve Bank: https://www.newyorkfed.org/research/college-labor-market/college-labor-market_wages.html 17. N/A 18. The Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future will be subject to the determination by, and discretion of, the Company’s Board of Directors, and any determination by the Board will be based on an evaluation of the Company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks and uncertainties.